Exhibit 10.4

EMPLOYMENT AGREEMENT

BY AND BETWEEN

STEREOVISION ENTERTAINMENT, INC.

AND

Mr. Anthony Munafo

THIS EMPLOYMENT AGREEMENT, by and between StereoVision Entertainment, Inc. (“Employer”), a Nevada Corporation whose principal place of business is located at 15452 Cabrito Road, Suite 204, Van Nuys, CA 91406 and Mr. Anthony Munafo, of 3518 Jarretsville Pike, Monkton, MD 21111 (“Employee”) is effective as of this 11h day of August, 2008.

WHEREAS, Employer, together with the officers and/or directors of Employer, are of the opinion that Employee has the education, experience and/or expertise which is of value to Employer and its shareholders, and

WHEREAS, Employer and Employee (the “Parties”) desire to enter into this Employment Agreement, pursuant to which Employee shall be employed by Employer, to set forth the respective rights, duties and obligations of the parties hereto.

NOW THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge and agree as follows:

ARTICLE I

EMPLOYMENT

1.1

Employment and Title.   Employer hereby employs Employee, and Employee hereby accepts such employment as Chief Operating Officer for StereoVision Entertainment, Inc. as the parties may subsequently agree, upon the terms and conditions set forth herein.

1.2

Services.

a.     During the term hereof (as hereinafter defined), and subject to the provisions contained hereafter. Employee agrees to perform diligently, in good faith, and to the best of his/her abilities. The scope of responsibility shall be consistent with the job position and shall be under the direction of the Board of Directors (the “Board”). It is expressly understood and agreed that Employee’s employment hereunder is non exclusive, and that the Employee may be employed by other entities or otherwise perform duties and undertakings on behalf of others for his/her own interest, provided, however, that the Employee may not perform such services for a film production company. Unless otherwise specifically provided by the Board, Employee shall be vested with such authority as is generally associated with the position to which Employee is appointed.

b.     Employee shall report to, and be under the direction of, the Board.

1.3

Location.

 The principal place of employment and the location of Employee’s principal office and ordinary place of work shall be at Employer’s office located at 15452 Cabrito Road, Suite 204, Van Nuys, CA 91406, unless otherwise reasonably requested by the Board.

1.4

Representations.

Each party hereto represents and warrants to the other that they have full power and authority to enter into, and to fully perform the conditions and covenants contained herein. The execution and performance thereof shall not constitute a default under or breach of any of the terms of any agreement to which they are a party or under which they are bound. Each party represents that no consent or approval of any third party is required for their execution, delivery and performance. The officers of Employer executing this Employment Agreement on behalf of Employer personally represent and warrant unto Employee that the terms and conditions contained herein have been approved by the Board and that he/she has the proper authority and power to execute the Employment Agreement on behalf of the Employer.

ARTICLE II

TERM

2.1

Term.

 The term of this Employment Agreement shall be One (1) year. Commencement shall be the date hereof (the “Commencement Date”) and shall continue for a period of Twelve (12) months, unless earlier terminated.  Upon completion of the first term, the parties will renegotiate the terms and compensation structure for continued employment.   Early termination shall be in accordance with and pursuant to the specific provisions of this Employment Agreement. Accordingly, the employment of Employee and Employer is not “at will”.

ARTICLE III

REMUNERATION

3.1

Base Salary.

Employee will be unsalaried.

3.2

Bonuses.

The Employee will be granted a onetime bonus of 100,000 restricted common shares of StereoVision Entertainment, Inc. to be paid in full upon signing of this agreement.  In addition, the Employee shall also be granted 100,000 shares of StereoVision Entertainment, Inc. restricted common stock for joining the Board of Directors.

           3.3    Withholdings.   Any and all cash amounts payable pursuant to this Employment Agreement, including without limitation, amounts payable in the event of the termination hereof under Article IV below, are subject to withholding for such federal, state, and local taxes. Employer shall exercise reasonable judgment in determining applicable Federal and State law, and rule and regulation regarding such.

3.4

Expenses.   Employer shall reimburse each Employee for all reasonable expenses incurred while performing his/her duties hereunder, provided such expenses (i) are business expenses that are properly tax deductible for the Employer, and (ii) were otherwise incurred in accordance with the policies and procedures established by the Employer. Such Employee expenses shall be documented, including but not limited to receipts for all such expenses. Expense accounting shall be in accordance with Employer’s policy and procedures as governed by the Internal Revenue Code.

ARTICLE IV

TERMINATION OF EMPLOYMENT

4.1

Termination “With Cause”.

   If the Employer terminates Employee’s employment With Cause (as hereinafter defined), all obligations of Employer to provide compensation and benefits under the Agreement shall cease as the effective date thereof, and Employee shall have no claim against the Employer for damages or otherwise by reason of such termination. “With Cause” is defined as and means the termination of employment resulting from:

4.1.1

Any act or omission by Employee which constitutes a material breach. Material breach shall mean gross misrepresentations, which results in any harm, cost or expense, whether direct or indirect, to the Employer. Any action taken by Employer shall be in writing and Employee shall have a chance to cure same, within thirty (30) days of such notice, and

4.1.2

The conviction of Employee in a Court of Law of a felony

involving moral turpitude, fraud or dishonesty, and

4.1.3

The Employee entering into any secret agreement, in writing, with a competitor of the Employer or with a client of the Employer, and

4.1.4

The use of illegal drugs by Employee, and

4.1.5

Any other act or omission (other than an act or omission resulting from the exercise by Employee of good faith business judgment) which materially impairs the financial condition or business reputation of the Employer.

4.2

Termination “Without Cause”.   “Without Cause” means the termination of employment resulting from any reason other than those enumerated in Paragraph 4.1, above. Nothing contained herein shall relieve Employer of its responsibility to comply with all provisions of this Agreement and its obligation to pay and provide to Employee the full amount of his/her Base Salary; the Employer’s Stock and all such Benefits (collectively referred to as “Remuneration”).  The parties hereby acknowledge and expressly agree that Employee shall continue to receive his/her full Remuneration through the entire Term hereof. In the event that Employee shall die or become disabled during the Term hereof, then Employer shall pay all of such Employee’s full Remuneration to such Employee’s Successors and or Assigns.

4.3

Voluntary Resignation.  In the event the Employee voluntarily resigns for any reason other than disablement, the Employer shall no longer be obligated to pay the Employee any compensation or benefits.

ARTICLE V

MISCELLANEOUS

5.1

No Waivers.   The failure of either party to enforce any provision of this Employment Agreement shall not be construed as a waiver of any such provision or any other provision of this Employment Agreement.

5.2

Successor and Assigns.   The rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties, including the survivor upon any merger, consolidation, combination or acquisition of Employer by or with any other entity.

5.3

Compliance with Contract Law.  Shall any provision of this Employment Agreement be held invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or enforceable parts thereof, shall not be affected thereby.

5.4

Entire Agreement.

This Employment Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification termination or waiver is sought to be enforced. This Employment Agreement was the subject of arms length negotiations by the parties hereto, and entered into of each party’s free will. Each party has had the opportunity to seek the advice of competent, independent counsel, if desired.

5.5      Governing Law.   The Employment Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

5.6

Preamble.     The preamble of this Employment Agreement, and the language and statements contained therein, are hereby incorporated herein and made a part hereof.

5.7

Section Headings.

The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

5.8

Attorney’s Fees.

The prevailing party in any dispute involving this Employment Agreement shall be entitled to reimbursement from the other party of all reasonable attorney’s fees, costs of legal assistants and other related costs, including accounting expenses, incurred in the prosecution of such successful legal proceeding.

5.9

Notices.    Any notice to be given by one party to the other shall be delivered personally, by fax, or by certified mail and/or express delivery. Such delivery shall be to the addresses provided by each party to the other, the receipt of which both parties hereto acknowledge, or as may be provided from time to time. If Employee is given any notice to Employer it shall be addressed to StereoVision Entertainment, Inc. 15452 Cabrito Road, Suite 204, Van Nuys, CA 91406. Any notice shall be deemed duly given when personally delivered, faxed (as verified by the sending fax machine), or three days after certified mailing and/or express delivery.

5.10

Counterparts.     This Employment Agreement may be executed in counterpart, all of which taken together shall be deemed to be one original, and a signature by fax shall be deemed as effective as original.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement consisting of six pages, this page included effective as of the date first written above.

EMPLOYER:

EMPLOYEE:

StereoVision Entertainment, Inc.

Mr. Anthony Munafo

By: /s/ Lawrence Biggs

By: /s/ Anthony Munafo

   Lawrence Biggs

   Chief Executive Officer